                                                          Item 6(a), Exhibit 11


                  Western Pennsylvania Adventure Capital Fund
             Schedule of Computation of Earnings Per Common Share
                                For the Periods

                                              July 1, 2001           January 1, 2001
                                                 through                 through
                                           September 30, 2001      September 30, 2001
                                           ------------------      ------------------
                                               (unaudited)             (unaudited)
Net Income (Loss)                               ($138,915)              ($1,442,186)
                                               ==========              ============
Weighted Average Number of Common Shares
Outstanding                                     4,224,870                 4,217,756
                                               ==========              ============

Earnings (Loss) per Common Share               $    (0.03)             $      (0.34)
                                               ==========              ============

                                              July 1, 2000           January 1, 2000
                                                 through                 through
                                           September 30, 2000      September 30, 2000
                                           ------------------      ------------------
                                               (unaudited)             (unaudited)
Net Income                                     $  391,977                 $  379,987
                                               ==========                 ==========
Weighted Average Number of Common Shares
Outstanding                                     4,162,120                  4,094,100
                                               ==========                 ==========

Earnings per Common Share                      $     0.08                 $     0.09
                                               ==========                 ==========